Exhibit 99

Contact:	Bob Kneeley
Vice President, Investor Relations
303-495-1245
bob.kneeley@evhc.net

ENVISION HEALTHCARE REPORTS 2017 FOURTH QUARTER FINANCIAL RESULTS

INTRODUCES 2018 FINANCIAL GUIDANCE

Review of Strategic Alternatives is Ongoing

NASHVILLE, Tenn. - (February 27, 2018) - Envision Healthcare Corporation (“Envision”) (NYSE: EVHC) today reported financial results for the three and 12 months ended December 31, 2017, that exceeded its most recent Adjusted EBITDA and Adjusted earnings per share guidance.

Highlights for the fourth quarter of 2017 include:

•	Net revenue from continuing operations of $2.00 billion;

•	Net earnings from continuing operations attributable to common stockholders of $137.8 million or $1.13 per diluted share;

•	Adjusted net earnings from continuing operations of $71.9 million, or $0.59 per diluted share;

•	Adjusted EBITDA from continuing operations of $211.4 million; and

•	Net cash flow from operations, less distributions to non-controlling interests and excluding transaction costs, of $210.9 million.

Envision’s net earnings from continuing operations for the 2017 fourth quarter were impacted by several factors, including a net benefit of approximately $600 million from a reduction of deferred tax liabilities as a result of changes made by the recently enacted Tax Cuts and Jobs Act, as well as a non-cash impairment charge of $500 million related to the fair value of goodwill in its Physician Services segment following its annual goodwill impairment test.

A reconciliation of all non-GAAP financial results to the comparable GAAP measure is provided on page 6 of this press release.

“We’re pleased to report results for the fourth quarter of 2017 that were above the high end of our most recent guided range,” said Christopher A. Holden, President and Chief Executive Officer of Envision Healthcare Corporation. “During the last several months, our management team launched a number of new initiatives driving performance through a combination of efficiencies and cost reductions. Our fourth quarter results include some initial benefit from those actions, and we expect continued operational improvements throughout 2018 and into 2019.”

Reporting Segments

Envision reports two operating segments as continuing operations: Physician Services, which includes facility-based and post-acute services, and Ambulatory Services. On August 7, 2017, Envision entered into a definitive agreement to divest American Medical Response (“AMR”), Envision’s Medical Transportation business, which was moved to discontinued operations in the first quarter of 2017. As required by accounting guidelines, Envision re-allocated certain corporate

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

expenses associated with its shared services model to continuing operations. This re-allocation reduced Adjusted EBITDA from continuing operations by $7.4 million for the three months ended December 31, 2017, consisting of a reduction of $5.7 million for Physician Services and $1.7 million for Ambulatory Services, with a corresponding Adjusted EBITDA increase of $7.4 million for discontinued operations. Upon completion of the pending divestiture of the Medical Transportation business, a substantial portion of these shared services expenses are likely to remain with that business.

Physician Services

In order to enhance the comparability of results following the merger of AMSURG Corp. (“AMSURG”) and Envision Healthcare Holdings, Inc. (“EHH”), which was completed on December 1, 2016, the following discussion presents Envision Physician Services’ results for 2016 as if the two separate Physician Services’ segments of AMSURG and EHH, based on historically reported results, had been combined effective January 1, 2016.

Net revenues for Physician Services were $1.67 billion for the fourth quarter of 2017, an increase of 8.3% from $1.54 billion during the prior-year period. Revenue growth was driven by contributions from acquisitions of 8.6% and from same contracts of 0.4%, which were partially offset by net contract terminations of 0.7%, due to the population health contract terminated effective December 31, 2016. Excluding the impact of that contract, new Physician Services’ contracts contributed net revenue growth of 1.6%, which consisted of revenue growth from new contract additions of 7.6%, partially offset by contract terminations of 6.0%.

Net revenue on a same-contract base, grew by 0.5% in the fourth quarter of 2017, or by 1.4% when excluding the impact of Evolution Health when compared to the prior-year period. Same-contract patient encounters grew by 2.7%, while same-contract revenue per patient encounter declined by 2.2% for the segment, or by 1.3% when excluding Evolution Health. Rate for anesthesia and surgical services lines declined slightly, though anesthesia rate performed better than expected. The change in anesthesia rate was impacted by an unfavorable prior-year comparison.

For the fourth quarter of 2017, Physician Services Adjusted EBITDA was $133.1 million, or $138.8 million when excluding the corporate expense re-allocation of $5.7 million. Physician Services results were negatively impacted by higher-than-anticipated malpractice expense of $7.0 million related to prior-year claims development.

Ambulatory Services

Net revenues for the fourth quarter of 2017 were $333.1 million, which compares to $326.7 million for the prior-year period.

Same-center revenue increased 2.7% for the fourth quarter of 2017 due to procedure volume growth of 2.8%, offset by a decline in net revenue per procedure of 0.1%. Surgery centers deconsolidated in the 12 months ended December 31, 2017, contributed incremental revenues of $6.0 million for the fourth quarter of 2016.

Adjusted EBITDA for the fourth quarter of 2017 was $78.3 million, or $80.0 million when excluding the corporate expense re-allocation of $1.7 million. This compares with $63.6 million for the prior-year period. Ambulatory Services’ Adjusted EBITDA was positively impacted by the recognition of a favorable $7.7 million legal settlement of a dispute that occurred prior to 2017. When excluding the benefit from the settlement and corporate expense re-allocation, which had a 230-basis point impact on margin, Adjusted EBITDA margin was 21.7%, an increase of approximately 220 basis points from the prior-year period.

Liquidity

Envision had cash and cash equivalents of $352.2 million at December 31, 2017, which includes $40.0 million of cash attributable to its Medical Transportation business. The Company has no amounts outstanding under its asset-based lending facility as of December 31, 2017. During 2017, Envision invested $757.8 million in acquisitions.

Net cash flows from operations, less distributions to noncontrolling interests and excluding transaction costs, were $210.9 million for the fourth quarter of 2017. The Company’s ratio of total net debt at December 31, 2017, to trailing 12 months

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

EBITDA, as defined under the Company’s credit agreement, was 4.6 times. Interest expense reflects a re-allocation of $21.8 million to discontinued operations for the three months ended December 31, 2017.

Discontinued Operations

Net revenues from discontinued operations were $648.5 million for the fourth quarter of 2017. Adjusted EBITDA was $98.0 million, or $90.6 million when excluding the favorable impact of $7.4 million from the re-allocation of corporate expenses.

While Envision continues to expect that the divestiture of AMR will be completed during the first quarter of 2018, and that it will use net proceeds to reduce debt, the pending divestiture of AMR remains subject to regulatory approval and customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act. Envision has responded to a second request from the Federal Trade Commission (“FTC”) asking for further information related to the transaction, and the buyer has agreed to divestiture remedies to address certain concerns raised by the FTC.

Guidance

Envision today introduced its financial and operating guidance for 2018 and the first quarter of the year, as follows:

•	Net revenues of $8.35 billion to $8.53 billion;

•	Combined total organic growth for Envision, including same-contract and net new Physician Services’ contract growth of 2% to 5%;

◦	Same-contract revenue growth for Physician Services of 1% to 3%;

◦	Same-center revenue growth for Ambulatory Services of 1% to 2%;

•	Free-cash flow to fund accretive acquisitions;

•	Adjusted EBITDA of $960 million to $1.00 billion; and

•	Adjusted EPS for 2018 of $3.46 to $3.70.

For the first quarter of 2018, Envision expects Adjusted EBITDA from continuing operations to be $195 million to $205 million, and Adjusted EPS of $0.61 to $0.67, which includes the expected impact of seasonally higher payroll tax expenses in Physician Services.

Non-GAAP Adjusted EBITDA guidance for the full year and first quarter of 2018 excludes interest expense, income taxes, depreciation, amortization, share-based compensation, impairment charges, debt extinguishment costs, acquisition-related transaction and integration costs, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, gain or loss on deconsolidations and discontinued operations. Non-GAAP Adjusted EPS guidance for the full year and first quarter of 2018 excludes acquisition-related transaction and integration costs, acquisition-related amortization expense, gains and losses on deconsolidation transactions, share-based compensation, impairment charges, the impact of the Tax Cuts and Jobs Act, and debt extinguishment costs, net of tax impact. Envision is not providing a reconciliation of its Adjusted EBITDA and Adjusted EPS guidance because the exact amount of such exclusions is not currently determinable, including variability and timing associated with acquisitions, disposals, deconsolidations and impairment charges. These amounts may be significant and may vary significantly from period to period (see page 6 for a reconciliation of all historical GAAP and non-GAAP financial results presented in this release).

Ongoing Strategic Review

Envision’s Board of Directors is continuing to conduct a full review of a broad range of strategic alternatives to enhance shareholder value.

“Our Board is considering a number of options to create shareholder value, including execution of our strategic plan, portfolio rationalization, and a potential sale of the Company,” said Denny Shelton, Lead Independent Director of Envision’s Board. “We remain fully engaged in a comprehensive review of our options.”

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision’s Board has not set a timetable for the completion of its review, and there can be no assurance that this review will result in a transaction or other alternative of any kind.

Conference Call Information

Envision will host a conference call at 8:30 a.m. Eastern Time Wednesday, February 28, 2018, to discuss its financial results. The live broadcast of Envision’s quarterly conference call will be available on-line by going to www.evhc.net and clicking on the link to Investors. The on-line replay will follow shortly after the call and continue for 30 days.

About Envision Healthcare Corporation

Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At December 31, 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 264 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of the December 2016 merger of equals; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; (x) the impact of the Company’s previously announced review of strategic alternatives, as well as any strategic transaction that may be pursued as a result of such review, including the Company’s financial and operating results, or its employees, suppliers and customers; and (xi) other circumstances beyond the Company’s control.

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data (In millions, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Operations Data:	2017	2016	2017	2016
Revenues	$3,232.1	$1,675.5	$12,177.5	$4,322.4
Provision for uncollectibles	(1,229.1)	(483.0)	(4,358.2)	(824.5)
Net revenue	2,003.0	1,192.5	7,819.3	3,497.9
Operating expenses:
Salaries and benefits	1,457.5	752.3	5,627.4	2,060.6
Supply cost	58.1	53.5	222.7	198.4
Insurance expense	41.9	16.9	144.2	45.5
Other operating expenses	205.4	145.9	777.7	417.7
Transaction and integration costs	21.0	52.9	88.7	76.3
Impairment charges	500.0	221.3	500.3	221.3
Depreciation and amortization	73.0	46.9	288.9	137.6
Total operating expenses	2,356.9	1,289.7	7,649.9	3,157.4
Net gain (loss) on disposals and deconsolidations	6.4	(1.0)	(2.4)	5.7
Equity in earnings of unconsolidated affiliates	6.6	5.3	22.2	23.7
Operating income (loss)	(340.9)	(92.9)	189.2	369.9
Interest expense, net	61.2	46.8	231.1	142.4
Debt extinguishment costs	—	30.3	—	30.3
Other income, net	8.5	1.0	11.0	1.0
Earnings (loss) from continuing operations before income taxes	(393.6)	(169.0)	(30.9)	198.2
Income tax benefit	(577.0)	(87.1)	(496.8)	(3.3)
Net earnings (loss) from continuing operations	183.4	(81.9)	465.9	201.5
Discontinued operations:
Earnings (loss) from discontinued operations	(487.5)	6.4	(461.2)	6.4
Income tax (expense) benefit from discontinued operations	482.3	(2.4)	(30.7)	(2.4)
Net earnings (loss) from discontinued operations	(5.2)	4.0	(491.9)	4.0
Net earnings (loss)	178.2	(77.9)	(26.0)	205.5
Less net earnings attributable to noncontrolling interests	45.6	57.6	202.0	224.1
Net earnings (loss) attributable to Envision Healthcare Corporation stockholders	132.6	(135.5)	(228.0)	(18.6)
Preferred stock dividends	—	(2.3)	(4.5)	(9.1)
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$132.6	$(137.8)	$(232.5)	$(27.7)

Amounts attributable to Envision Healthcare Corporation common stockholders:
Earnings (loss) from continuing operations, net of income tax	$137.8	$(141.8)	$259.4	$(31.7)
Earnings (loss) from discontinued operations, net of income tax	(5.2)	4.0	(491.9)	4.0
Net earnings (loss) attributable to Envision Healthcare Corporation common stockholders	$132.6	$(137.8)	$(232.5)	$(27.7)

Basic earnings (loss) per share attributable to common stockholders:
Net earnings (loss) from continuing operations	$1.15	$(1.89)	$2.19	$(0.54)
Net earnings (loss) from discontinued operations	(0.04)	0.05	(4.15)	0.07
Net earnings (loss)	$1.10	$(1.84)	$(1.96)	$(0.47)
Diluted earnings (loss) per share attributable to common stockholders:
Net earnings (loss) from continuing operations	$1.13	$(1.89)	$2.14	$(0.54)
Net earnings (loss) from discontinued operations	(0.04)	0.05	(4.07)	0.07
Net earnings (loss)	$1.09	$(1.84)	$(1.93)	$(0.47)
Weighted average number of shares and share equivalents outstanding:
Basic	120,223	74,846	118,397	59,002
Diluted	122,249	74,846	120,943	59,002

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions, except earnings per share)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of net earnings (loss) to adjusted net earnings:
Net earnings (loss) attributable to Envision stockholders	$132.6	$(135.5)	$(228.0)	$(18.6)
(Earnings) loss from discontinued operations, net of tax	5.2	(4.0)	491.9	(4.0)
Income tax benefit related to tax reform	(596.6)	—	(596.6)	—
Amortization of purchased intangibles	47.5	29.1	192.5	84.1
Share-based compensation	6.4	7.4	40.9	28.6
Transaction and integration costs	21.0	52.9	88.7	76.3
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	(12.4)	1.0	(9.7)	(5.7)
Impairment charges	500.0	221.3	500.3	221.3
Debt extinguishment costs	—	30.3	—	30.3
Net change in fair value of contingent consideration	(0.2)	—	0.1	(2.6)
Purchase accounting adjustments	—	4.1	—	4.1
Total adjustments	(29.1)	342.1	708.1	432.4
Tax effect	31.6	123.8	134.7	156.3
Total adjustments, net	(60.7)	218.3	573.4	276.1
Adjusted net earnings	$71.9	$82.8	$345.4	$257.5

Basic shares outstanding	120,223	74,846	118,397	59,002
Effect of dilutive securities, options and non-vested shares	2,026	5,253	4,118	3,984
Diluted shares outstanding, if converted	122,249	80,099	122,515	62,986

Adjusted net earnings per share	$0.59	$1.03	$2.82	$4.09

Reconciliation of net earnings to Adjusted EBITDA:
Net earnings (loss) attributable to Envision stockholders	$132.6	$(135.5)	$(228.0)	$(18.6)
(Earnings) loss from discontinued operations, net of tax	5.2	(4.0)	491.9	(4.0)
Interest expense, net	61.2	46.8	231.1	142.4
Income tax benefit	(577.0)	(87.1)	(496.8)	(3.3)
Depreciation and amortization	73.0	46.9	288.9	137.6
EBITDA	(305.0)	(132.9)	287.1	254.1
Adjustments:
Transaction and integration costs	21.0	52.9	88.7	76.3
Share-based compensation	6.4	7.4	40.9	28.6
Impairment charges	500.0	221.3	500.3	221.3
Debt extinguishment costs	—	30.3	—	30.3
Net (gain) loss on disposals and deconsolidations, net of noncontrolling interests	(12.4)	1.0	(9.7)	(5.7)
Net change in fair value of contingent consideration	(0.2)	—	0.1	(2.6)
Net change in deferred taxes due to tax reform attributable to noncontrolling interests	1.6	—	1.6	—
Purchase accounting adjustments	—	4.1	—	4.1
Total adjustments	516.4	317.0	621.9	352.3
Adjusted EBITDA	$211.4	$184.1	$909.0	$606.4
See definitions of non-GAAP measures on page 12

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Revenue by Segment:
Physician Services (1)	$1,669.9	$865.8	$6,542.4	$2,229.7
Ambulatory Services	333.1	326.7	1,276.9	1,268.2
Total net revenue - continuing operations	2,003.0	1,192.5	7,819.3	3,497.9
Medical Transportation Services (2)	648.5	198.1	2,523.0	198.1
Net revenue including discontinued operations	$2,651.5	$1,390.6	$10,342.3	$3,696.0

Adjusted EBITDA by Segment:
Physician Services (1)	$133.1	$120.5	$655.5	$366.3
Ambulatory Services	78.3	63.6	253.5	240.1
Adjusted EBITDA - continuing operations	211.4	184.1	909.0	606.4
Medical Transportation Services (2)	98.0	24.6	323.0	24.6
Adjusted EBITDA including discontinued operations	$309.4	$208.7	$1,232.0	$631.0

Adjusted EBITDA Margin by Segment:
Physician Services (1)	8.0%	13.9%	10.0%	16.4%
Ambulatory Services	23.5	19.5	19.9	18.9
Total - continuing operations	10.6	15.4	11.6	17.3
Medical Transportation Services (1)(2)	15.1	12.4	12.8	12.4
Total including discontinued operations	11.7%	15.0%	11.9%	17.1%

	Physician Services	Ambulatory Services	Medical Transportation (Discontinued Operations)	Total
Three months ended December 31, 2017
Segment results after impact of discontinued operations	$133.1	$78.3	$98.0	$309.4
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	5.7	1.7	(7.4)	—
Standalone segment results	$138.8	$80.0	$90.6	$309.4

Year ended December 31, 2017
Segment results after impact of discontinued operations	$655.5	$253.5	$323.0	$1,232.0
Corporate overhead allocation adjustment due to accounting for discontinued operations (3)	26.3	7.8	(34.1)	—
Standalone segment results	$681.8	$261.3	$288.9	$1,232.0

(1)	Includes results from EHH beginning December 1, 2016.

(2)	Amounts from Medical Transportation represent discontinued operations for the three months and year ended December 31, 2017 and 2016.

(3)
For the three months and year ended December 31, 2017 and on a before tax basis, approximately $13.2 million and $58.1 million, respectively, of general corporate expenses, including allocations for corporate salaries and stock based compensation, general and administrative costs and depreciation, were removed from the medical transportation business and reallocated to the Company's remaining segments. This removal of corporate expenses resulted in a reduction of Adjusted EBITDA in the physician services and ambulatory services segments for the three months and year ended December 31, 2017 of $5.7 million and $1.7 million and $26.3 million and $7.8 million, respectively.

See definitions of non-GAAP measures on page 12

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2016
Results of discontinued operations:
Net revenues	$648.5	$2,523.0	$198.1
Operating expenses:
Salaries and benefits	348.0	1,380.8	114.7
Supply cost	14.6	57.5	4.8
Insurance expense	19.3	82.3	6.7
Other operating expenses	170.6	687.7	49.5
Transaction and integration costs	9.5	26.8	3.7
Loss on assets held for sale	515.2	515.2	—
Depreciation and amortization	36.5	145.0	12.3
Total operating expenses	1,113.7	2,895.3	191.7
Equity in earnings of unconsolidated affiliates	0.1	0.5	—
Operating income (loss)	(465.1)	(371.8)	6.4
Interest expense, net	22.4	89.4	—
Earnings (loss) before income taxes	$(487.5)	$(461.2)	$6.4

Earnings (loss) from discontinued operations	$(487.5)	$(461.2)	$6.4
Income tax (expense) benefit of discontinued operations	482.3	(30.7)	(2.4)
Net earnings (loss) from discontinued operations	$(5.2)	$(491.9)	$4.0

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Results of discontinued operations:
Reconciliation of net earnings to Adjusted EBITDA:
Net loss from discontinued operations	$(5.2)	$(491.9)
Interest expense, net	22.4	89.4
Income tax expense (benefit)	(482.3)	30.7
Depreciation and amortization	36.5	145.0
EBITDA	(428.6)	(226.8)
Adjustments:
Transaction and integration costs	9.5	26.8
Share-based compensation	1.9	7.8
Loss on assets held for sale	515.2	515.2
Total adjustments	526.6	549.8
Adjusted EBITDA	98.0	323.0
Corporate overhead allocation adjustment due to accounting for discontinued operations	(7.4)	(34.1)
Standalone segment results	$90.6	$288.9

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued

Operating Data - Physician Services:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Contribution to Net Revenue Growth:
Same contract	0.4%	0.8%	1.6%	4.9%
New contracts	7.5	3.0	6.5	3.1
Terminations	(8.2)	(1.1)	(9.0)	(1.8)
Acquired contract and other	8.6	34.3	9.5	34.5
EHH Physician Services (1)	—	92.0	—	26.1
Total net revenue growth	8.3%	129.0%	8.6%	66.8%

Patient encounters per day (day adjusted)	2.7%	(0.9)%	1.5%	3.7%
Net revenue per encounter	(2.2)	2.0	0.9	2.6
Same contract revenue growth (2)	0.5%	1.1%	2.4%	6.3%

(1)	Includes results of EHH for the period December 1, 2016 (the date of the Merger) through December 31, 2016.

(2)	Amount excludes the results from EHH physician services for the three months and year ended December 31, 2016.

Operating Data - Ambulatory Services:
	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Procedures performed during the period at consolidated centers	441,551	438,254	1,715,595	1,721,399
Centers in operation, end of period (consolidated)	234	238	234	238
Centers in operation, end of period (unconsolidated)	30	22	30	22
Average number of continuing centers in operation (consolidated)	236	238	237	237
New centers added, during period	2	1	10	8
Centers merged into existing centers, during period	—	—	—	1
Centers disposed, during period	1	1	6	4
Surgical hospitals in operation, end of period (unconsolidated)	1	1	1	1
Centers under letter of intent, end of period	2	3	2	3
Average revenue per consolidated center (in thousands)	$1,413	$1,371	$5,392	$5,352
Same center revenues increase, day adjusted (consolidated)	2.7%	3.4%	1.8%	4.3%

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (Dollars in millions, shares in thousands)

	December 31,	December 31,
Balance Sheet Data:	2017	2016
Assets
Current assets:
Cash and cash equivalents	$312.2	$316.9
Insurance collateral	86.2	87.0
Accounts receivable, net of allowance of $2,554.5 and $584.0, respectively	1,405.8	1,297.8
Supplies inventory	22.7	23.4
Prepaid and other current assets	165.6	135.1
Current assets held for sale	2,751.8	551.1
Total current assets	4,744.3	2,411.3
Property and equipment, net	302.7	300.8
Investments in unconsolidated affiliates	156.7	114.7
Goodwill	7,536.1	7,584.0
Intangible assets, net	3,665.5	3,675.5
Other assets	167.3	134.2
Noncurrent assets held for sale	—	2,488.4
Total assets	$16,572.6	$16,708.9
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$52.1	$46.6
Accounts payable	62.2	69.9
Accrued salaries and benefits	548.0	483.8
Accrued interest	52.1	51.4
Other accrued liabilities	281.6	253.2
Current liabilities held for sale	399.1	249.4
Total current liabilities	1,395.1	1,154.3
Long-term debt, net of deferred financing costs of $97.3 and $111.0, respectively	6,263.3	5,790.2
Deferred income taxes	1,089.3	1,343.7
Insurance reserves	318.5	278.9
Other long-term liabilities	149.9	102.4
Noncurrent liabilities held for sale	—	468.6
Commitments and contingencies
Noncontrolling interests – redeemable	187.1	182.9
Equity:
Preferred stock, $0.01 par value, 100,000 shares authorized, 0 and 1,725 shares issued and outstanding, respectively	—	0.1
Common stock, $0.01 par value, 1,000,000 shares authorized, 121,021 and 117,478 shares issued and outstanding, respectively	1.2	1.2
Additional paid-in capital	6,008.9	5,976.3
Retained earnings	521.2	753.7
Accumulated other comprehensive loss	(4.2)	(0.2)
Total Envision Healthcare Corporation equity	6,527.1	6,731.1
Noncontrolling interests – non-redeemable	642.3	656.8
Total equity	7,169.4	7,387.9
Total liabilities and equity	$16,572.6	$16,708.9

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation Unaudited Selected Consolidated Financial and Operating Data, continued (In millions)

	Three Months Ended December 31,		Year Ended December 31,
Statement of Cash Flow Data:	2017	2016	2017	2016
Cash flows from operating activities:
Net earnings (loss)	$178.2	$(77.9)	$(26.0)	$205.5
Adjustments to reconcile net earnings (loss) to net cash flows provided by operating activities:
Depreciation and amortization	109.6	59.2	434.0	149.9
Amortization of deferred loan costs	4.4	2.8	17.2	9.2
Provision for uncollectibles	1,463.1	557.9	5,276.2	917.2
Net (gain) loss on disposals and deconsolidations	(6.4)	1.0	2.4	(5.7)
Share-based compensation	8.3	8.2	48.7	29.4
Deferred income taxes	(1,056.1)	(113.5)	(481.4)	(78.9)
Equity in earnings of unconsolidated affiliates	(6.7)	(5.3)	(22.7)	(23.7)
Debt extinguishment costs	—	30.3	—	30.3
Impairment charges	500.0	221.3	500.3	221.3
Net change in fair value of contingent consideration	(0.2)	—	0.1	(2.6)
Loss on assets held for sale	515.2	—	515.2	—
Other, net	—	—	—	(3.9)
Increases (decreases) in cash and cash equivalents, net of acquisitions and dispositions:
Accounts receivable	(1,443.8)	(615.3)	(5,455.5)	(1,003.0)
Supplies inventory	1.3	(0.2)	1.0	(0.9)
Prepaid and other current assets	(13.2)	(26.2)	(13.8)	(42.3)
Accounts payable	(5.1)	4.0	(12.1)	(1.6)
Accrued expenses and other liabilities	(5.6)	16.7	9.4	2.3
Other, net	(6.6)	5.8	4.4	17.3
Net cash flows provided by operating activities	236.4	68.8	797.4	419.8
Cash flows from investing activities:
Acquisitions and related expenses, net of cash acquired	(63.4)	(42.6)	(757.8)	(394.3)
Acquisition of property and equipment	(70.4)	(35.5)	(208.9)	(99.5)
Increase in cash due to merger with EHH	—	165.8	—	165.8
Increase in cash due to consolidation of previously unconsolidated affiliates	—	—	—	31.4
Purchases of marketable securities	(5.8)	(1.1)	(24.5)	(1.6)
Maturities of marketable securities	7.8	0.8	15.0	3.8
Other, net	(1.7)	(2.8)	(5.9)	(9.3)
Net cash flows provided by (used in) investing activities	(133.5)	84.6	(982.1)	(303.7)
Cash flows from financing activities:
Proceeds from long-term borrowings	0.7	4,079.2	801.9	4,509.2
Repayment on long-term borrowings	(13.7)	(3,847.8)	(341.7)	(4,062.1)
Distributions to noncontrolling interests	(55.5)	(55.8)	(229.8)	(227.9)
Proceeds from issuance of common stock upon exercise of stock options	1.4	0.2	5.4	0.7
Repurchase of common stock	(0.1)	—	(9.5)	(6.1)
Financing costs incurred	—	(103.4)	(3.5)	(103.4)
Other, net	(2.8)	(0.3)	(17.5)	(1.6)
Net cash flows provided by (used in) financing activities	(70.0)	72.1	205.3	108.8
Net increase in cash and cash equivalents	32.9	225.5	20.6	224.9
Cash and cash equivalents, beginning of period	319.3	106.1	331.6	106.7
Less cash and cash equivalents of held for sale assets, end of period	40.0	14.7	40.0	14.7
Cash and cash equivalents, end of period	$312.2	$316.9	$312.2	$316.9

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Envision Healthcare Reports 2017 Fourth Quarter Financial Results

February 27, 2018

Envision Healthcare Corporation
Footnotes to Reconciliations of Non-GAAP Measures to GAAP Measures

(1)
We believe the calculation of adjusted net earnings from continuing operations per diluted share attributable to common stockholders provides a better measure of our ongoing performance and provides better comparability to prior periods because it excludes discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017 and share-based compensation expense. Adjusted net earnings from continuing operations per diluted share attributable to common stockholders should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because adjusted net earnings from continuing operations per diluted share attributable to common stockholders is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating adjusted earnings per share, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

(2)
We define Adjusted EBITDA as earnings before interest expense, net, income taxes, depreciation, amortization, transaction and integration costs, share-based compensation, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, net of noncontrolling interests, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017 and acquisitions and discontinued operations. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA, as defined.

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